Exhibit 99.1

FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc.
One SE Convenience Blvd
Ankeny, IA 50021
Casey's Third Quarter Diluted EPS Up 14% from Prior Year
Ankeny, IA, March 8, 2021 - Casey’s General Stores, Inc. ("Casey's" or the "Company") (Nasdaq symbol CASY) one of the leading convenience store chains in the United States, today announced financial results for the three and nine months ended January 31, 2021.

Third Quarter Key Highlights

•Diluted EPS of $1.04 compared to $0.91 for the same period a year ago, an increase of 14%.
•Fuel gross profit increased 37% with a fuel margin of 32.9 cents per gallon. Fuel same-store gallons sold decreased 12.1% compared to the same period last year.
•Inside same-store sales increased 2.1% compared to prior year with a margin of 39.6%.
•Digital sales increased 95% compared to prior year. Casey’s Rewards now exceeds 3.3 million members.
•Casey's private label surpassed 3% of grocery and other merchandise share at quarter's end.

“Casey’s grew diluted earnings per share in the third quarter despite a challenging, COVID-19 impacted environment,” said Darren Rebelez, President and CEO. “The Company advanced several initiatives in our grocery and other merchandise category that contributed to positive inside sales volume in the quarter and investment in our fuel capabilities yielded favorable results. We continue to effectively manage discretionary operating expenses while investing in our team members' and guests' safety. Our balance sheet remains strong, and we are committed to executing our long-term strategic plan.”

Earnings

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Net income (in thousands)	$38,627	$33,959	$271,202	$201,755
Diluted earnings per share	$1.04	$0.91	$7.28	$5.43
Adjusted EBITDA (in thousands)	$127,382	$120,391	$588,368	$491,175

Net income, diluted EPS, and Adjusted EBITDA (reconciled later in the document) in the third quarter were greater than prior year due to higher fuel margin and decreased interest expense, partially offset by lower inside gross profit and higher operating expenses. The Company operated 36 more stores than the prior year period.

Fuel

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Fuel gallons sold (in thousands)	518,408	572,746	1,645,497	1,805,901
Same-store gallons sold	(12.1)%	(2.0)%	(11.9)%	(2.0)%
Fuel gross profit (in thousands)	$170,399	$124,257	$584,584	$416,045
Fuel margin (cents per gallon, excluding credit card fees)	32.9 ¢	21.7 ¢	35.5 ¢	23.0 ¢

Same-store gallons sold were adversely impacted by lower guest traffic due to the COVID-19 pandemic. The Company’s overall fuel gross profit was 37% higher than the previous third quarter, driven in part by Casey's centralized fuel team and its ability to navigate the complex environment within the fuel marketplace. The Company sold $6.9 million in renewable fuel credits in the third quarter, an increase of $5.2 million from the prior year.

Inside

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Inside sales (in thousands)	$888,483	$856,037	$2,898,157	$2,798,239
Inside same-store sales	2.1%	3.3%	1.6%	2.8%
Grocery and other merchandise same-store sales increase	5.4%	3.5%	5.1%	3.2%
Prepared food and fountain same-store sales (decrease) increase	(5.0)%	2.8%	(6.1)%	2.1%
Inside gross profit (in thousands)	$351,490	$356,487	$1,161,390	$1,157,537
Inside margin	39.6%	41.6%	40.1%	41.4%
Grocery and other merchandise margin	30.7%	32.9%	32.1%	32.5%
Prepared food and fountain margin	60.6%	60.2%	60.1%	61.1%

Inside same-store sales were driven by strong performance in alcohol, packaged beverages, and whole pizza pies, offset by weakened demand in the bakery and dispensed beverage categories. Inside margin was adversely impacted by mix shift, both within and across categories. In addition, the Company discounted select merchandise in conjunction with a major store reset that took place throughout the chain in the third quarter. The reset expanded selling space throughout the store to drive key categories, optimized category flow and adjacencies, and enabled the rapid expansion of our private brand program.

Operating Expenses

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Operating expenses (in thousands)	$414,448	$377,330	$1,210,884	$1,130,554
Credit card fees (in thousands)	$34,365	$35,570	$108,385	$114,656
Same-store operating expense excluding credit card fees	5.6%	5.4%	1.8%	3.8%

Operating expenses for the third quarter were up primarily due to operating 36 more stores than this time last year, as well as incurring $11 million in COVID-19 related expenses, $10 million in incremental incentive compensation due to strong financial performance of the Company, $3 million in labor costs associated with the major store reset noted above, offset by a reduction in credit card fees and a 5% reduction in same-store labor hours, after adjusting for the store reset and COVID-19 related pay.

Expansion

Store Count
Stores at 4/30/2020	2,207
New store construction	27
Acquisitions	3
Acquisitions not opened	(2)
Prior acquisitions opened	2
Closed	(8)
Stores at 1/31/2021	2,229

In connection with the previously disclosed pending Buchanan Energy acquisition, Casey's and Buchanan Energy received a Request for Additional Information from the Federal Trade Commission ("FTC"). Casey's is cooperating with the FTC and does not expect its review to have a material impact on the acquisition. The Company also expects to complete the construction of approximately 40 new stores this fiscal year.

Liquidity
At January 31, the Company had approximately $865 million in available liquidity, consisting of approximately $390 million in cash and cash equivalents on hand and $475 million in undrawn borrowing capacity on existing lines of credit. During the quarter, the Company amended its existing Credit Agreement to include a term loan of up to $300 million. The term loan along with existing cash and lines of credit, will be used to fund the pending Buchanan Energy acquisition.

Share Repurchase
The Company has $300 million remaining under its existing share repurchase program which expires in April 2022. There were no repurchases made against that authorization in the third quarter.

Dividend
At its March meeting, the Board of Directors voted to pay a quarterly dividend of $0.34 per share. The dividend is payable May 17, 2021 to shareholders of record on May 3, 2021.

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Total revenue	$2,008,028	$2,248,198	$6,328,954	$7,362,413
Cost of goods sold (exclusive of depreciation and amortization, shown separately below)	1,467,847	1,751,335	4,533,510	5,742,799
Operating expenses	414,448	377,330	1,210,884	1,130,554
Depreciation and amortization	65,185	63,285	195,299	185,981
Interest, net	11,469	13,209	35,510	39,613
Income before income taxes	49,079	43,039	353,751	263,466
Federal and state income taxes	10,452	9,080	82,549	61,711
Net income	$38,627	$33,959	$271,202	$201,755
Net income per common share
Basic	$1.04	$0.92	$7.33	$5.47
Diluted	$1.04	$0.91	$7.28	$5.43
Basic weighted average shares	37,042,544	36,920,960	37,017,656	36,901,338
Plus effect of stock compensation	241,047	221,917	240,962	221,187
Diluted weighted average shares	37,283,591	37,142,877	37,258,618	37,122,525

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	January 31, 2021	April 30, 2020
Assets
Current assets
Cash and cash equivalents	$388,946	$78,275
Receivables	66,617	48,500
Inventories	271,421	236,007
Prepaid expenses	17,794	9,801
Income taxes receivable	—	14,667
Total current assets	744,778	387,250
Other assets, net of amortization	78,210	71,766
Goodwill	161,075	161,075
Property and equipment, net of accumulated depreciation of $2,151,436 at January 31, 2021 and $2,037,708 at April 30, 2020	3,412,924	3,323,801
Total assets	$4,396,987	$3,943,892
Liabilities and Shareholders’ Equity
Current liabilities
Lines of credit	$—	$120,000
Current maturities of long-term debt and finance lease obligations	2,327	570,280
Accounts payable	332,103	184,800
Accrued expenses	245,519	188,348
Income taxes payable	1,877	—
Total current liabilities	581,826	1,063,428
Long-term debt and finance lease obligations, net of current maturities	1,362,076	714,502
Deferred income taxes	449,152	435,598
Deferred compensation	14,636	13,604
Insurance accruals, net of current portion	21,103	22,862
Other long-term liabilities	74,605	50,693
Total liabilities	2,503,398	2,300,687
Total shareholders’ equity	1,893,589	1,643,205
Total liabilities and shareholders’ equity	$4,396,987	$3,943,892

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine months ended January 31,
	2021	2020
Cash flows from operating activities:
Net income	$271,202	$201,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	195,299	185,981
Amortization of debt issuance costs	1,258	—
Share-based compensation	22,009	14,394
Loss on disposal of assets and impairment charges	3,808	2,115
Deferred income taxes	13,554	39,454
Changes in assets and liabilities:
Receivables	(18,117)	(8,527)
Inventories	(35,238)	10,207
Prepaid expenses	(7,993)	(6,937)
Accounts payable	124,026	(53,534)
Accrued expenses	56,228	12,737
Income taxes	18,363	9,204
Other, net	18,680	(7,142)
Net cash provided by operating activities	663,079	399,707
Cash flows from investing activities:
Purchase of property and equipment	(263,077)	(363,907)
Payments for acquisition of businesses, net of cash acquired	(5,780)	(12,644)
Proceeds from sales of property and equipment	4,823	3,813
Net cash used in investing activities	(264,034)	(372,738)
Cash flows from financing activities:
Proceeds from long-term debt	650,000	—
Payments of long-term debt	(570,999)	(9,329)
Payments of debt issuance costs	(5,525)	—
Net (payments) borrowings of short-term debt	(120,000)	1,000
Proceeds from exercise of stock options	1,665	2,392
Payments of cash dividends	(35,410)	(34,178)
Tax withholdings on employee share-based awards	(8,105)	(6,611)
Net cash used in financing activities	(88,374)	(46,726)

Net increase (decrease) in cash and cash equivalents	310,671	(19,757)
Cash and cash equivalents at beginning of the period	78,275	63,296
Cash and cash equivalents at end of the period	$388,946	$43,539

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

	Nine months ended January 31,
	2021	2020
Cash paid during the period for:
Interest, net of amount capitalized	$32,862	$33,636
Income taxes, net	48,137	10,800
Noncash investing and financing activities:
Purchased property and equipment in accounts payable	28,605	9,813
Non-cash additions from adoption of ASC 842	—	22,635

Summary by Category (Amounts in thousands)
Three months ended January 31, 2021	Fuel	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Revenue	$1,100,875	$624,465	$264,018	$18,670	$2,008,028
Gross profit	$170,399	$191,502	$159,988	$18,292	$540,181
	15.5%	30.7%	60.6%	98.0%	26.9%
Fuel gallons sold	518,408
Three months ended January 31, 2020
Revenue	$1,376,018	$582,407	$273,630	$16,143	$2,248,198
Gross profit	$124,257	$191,692	$164,795	$16,119	$496,863
	9.0%	32.9%	60.2%	99.9%	22.1%
Fuel gallons sold	572,746

Summary by Category (Amounts in thousands)
Nine months ended January 31, 2021	Fuel	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Revenue	$3,380,348	$2,074,552	$823,605	$50,449	$6,328,954
Gross profit	$584,584	$666,093	$495,297	$49,470	$1,795,444
	17.3%	32.1%	60.1%	98.1%	28.4%
Fuel gallons sold	1,645,497
Nine months ended January 31, 2020
Revenue	$4,518,061	$1,930,886	$867,353	$46,113	$7,362,413
Gross profit	$416,045	$627,278	$530,259	$46,032	$1,619,614
	9.2%	32.5%	61.1%	99.8%	22.0%
Fuel gallons sold	1,805,901

Fuel Gallons						Fuel Margin
Same-store Sales						(Cents per gallon, excluding credit card fees)
	Q1	Q2	Q3	Q4	Fiscal Year		Q1		Q2		Q3		Q4		Fiscal Year
F2021	(14.6)%	(8.6)%	(12.1)%	—	—	F2021	38.2	¢	35.3	¢	32.9	¢	—		—
F2020	(2.0)	(1.8)	(2.0)	(14.7)%	(5.1)%	F2020	24.4		22.9		21.7		40.8	¢	26.8	¢
F2019	0.5	(1.1)	(3.4)	(2.8)	(1.7)	F2019	20.5		20.0		22.1		18.6		20.3

Grocery & Other Merchandise						Grocery & Other Merchandise
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2021	3.6%	6.6%	5.4%	—	—	F2021	32.2%	33.3%	30.7%	—	—
F2020	3.2	3.2	3.5	(2.0)%	1.9%	F2020	31.3	33.3	32.9	30.4%	32.0%
F2019	3.2	2.7	3.4	5.7	3.6	F2019	32.4	32.4	31.9	31.5	32.1

Prepared Food & Fountain						Prepared Food & Fountain
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2021	(9.8)%	(3.6)%	(5.0)%	—	—	F2021	59.7%	60.1%	60.6%	—	—
F2020	1.6	1.9	2.8	(13.5)%	(1.5)%	F2020	62.2	60.9	60.2	60.0%	60.9%
F2019	1.7	2.2	1.5	2.0	1.9	F2019	62.0	62.4	62.3	62.2	62.2

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets as well as impairment charges. Neither EBITDA nor Adjusted EBITDA are considered GAAP measures, and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. These measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and they are regularly used by the Company for internal purposes including our capital budgeting process, evaluating acquisition targets, assessing performance, and awarding incentive compensation.
Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.
The following table contains a reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended January 31, 2021 and 2020:

(In thousands)	Three Months Ended January 31,		Nine Months Ended January 31,
	2021	2020	2021	2020
Net income	$38,627	$33,959	$271,202	$201,755
Interest, net	11,469	13,209	35,510	39,613
Depreciation and amortization	65,185	63,285	195,299	185,981
Federal and state income taxes	10,452	9,080	82,549	61,711
EBITDA	$125,733	$119,533	$584,560	$489,060
Loss on disposal of assets and impairment charges	1,649	858	3,808	2,115
Adjusted EBITDA	$127,382	$120,391	$588,368	$491,175
NOTES:
•Gross Profit is defined as revenue less cost of goods sold (exclusive of depreciation and amortization)
•Inside is defined as the combination of Grocery and Other Merchandise and Prepared Food and Fountain

This release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to the pending Buchanan Energy acquisition, expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, performance at our stores, and the potential effect of COVID-19. There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any future results expressed or implied by those forward-looking statements, including but not limited to the timing and integration of the pending Buchanan Energy acquisition, executing our strategic plan, the impact and duration of COVID-19 and related governmental actions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in this release represent our current views as of the date of this release with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the release whether as a result of new information, future events, or otherwise.

Corporate information is available at this website: https://www.caseys.com. Earnings will be reported during a conference call on March 9, 2021. The call will be broadcast live over the Internet at 7:30 a.m. CST.  To access the call, go to the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx.  No access code is required.  A webcast replay of the call will remain available in an archived format on the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx for one year after the call.

Investor Relations Contact:	Media Relations Contact:
Brian Johnson (515) 965-6587	Katie Petru (515) 446-6772